UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2023

BiomX Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Einstein St., Floor 4 Ness Ziona, Israel	7414003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +972 723942377

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant entitling the holder to receive one half share of Common Stock	PHGE.U	NYSE American
Shares of Common Stock, $0.0001 par value	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

BiomX Inc., or the Company, from time to time, presents and/or distributes to the investment community at various industry and other conferences slide presentations to provide updates and summaries of its business. On November 29, 2023, the Company posted an updated corporate slide presentation in the “Investors” portion of its website at www.biomx.com. A copy of the slide presentation is furnished pursuant to Item 7.01 as Exhibit 99.1 hereto. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1

Item 8.01 Other Events.

On November 29, 2023, the Company announced positive safety and efficacy results from Part 2 of the Phase 1b/2a trial evaluating the Company’s novel phage cocktail, BX004, for the treatment of chronic pulmonary infections caused by Pseudomonas aeruginosa (or P. aeruginosa) in patients with cystic fibrosis (“CF”). Highlights included:

●	Study drug was safe and well-tolerated, with no related SAEs (serious adverse events) or related APEs (acute pulmonary exacerbations) to study drug.

●	BX004 vs. placebo showed a positive clinical effect in a predefined subgroup of patients with reduced baseline lung function (FEV1<70%). Difference between groups at Day 17: relative FEV1 improvement of 5.67% (change from baseline +1.46 vs. -4.21) and +8.87 points in CFQR respiratory symptom scale (change from baseline +2.52 vs. -6.35).

●	In the BX004 arm, 3 out of 21 (14.3%) patients converted to sputum culture negative for P. aeruginosa after 10 days of treatment (including 2 patients after 4 days) compared to 0 out of 10 (0%) in the placebo arm.

●	In full population, BX004 vs. placebo P. aeruginosa levels were more variable in sputum, potentially driven by the standard of care antibiotic treatment regimen. In a prespecified subgroup of patients on standard-of-care inhaled antibiotics on continuous regimen, BX004 vs. placebo reduced sputum P. aeruginosa levels at Day 10: difference in change from baseline between groups of -2.8 log10 CFU/g sputum (change from baseline -2.91 vs -0.11), exceeding Part 1 results.

●	Alternating/cycling background antibiotic regimen likely associated with fluctuations in P. aeruginosa levels potentially confounding the ability to observe a P. aeruginosa reduction in this subgroup.

●	During the study period, no evidence of treatment emergent phage resistance was observed in patients treated with BX004 compared to placebo.

●	The Company plans to advance the BX004 program to a larger, pivotal Phase 2b/3 trial, subject to regulatory feedback and availability of sufficient funding.

Safe Harbor

This Current Report on Form 8-K contains express or implied “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. For example, when the Company discusses the safety, tolerability and efficacy of BX004 and its potential ability to treat CF patients, as well as the potential to advance the BX004 program to a larger, pivotal Phase 2b/3 trial, including, among other things, timing, design, enrollment, regulatory feedback and approvals and funding of such trial, it is making forward-looking statements. In addition, past and current pre-clinical and clinical results, as well as compassionate use, are not indicative and do not guarantee future success of the Company’s clinical trials. Further, the Company continues to analyze the results of the BX004 Phase 1b/2a Part 2 clinical trial and upon further analysis it may come to conclusions that are different than the ones that are outlined in this presentation. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s management’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, investors should not rely on any of these forward-looking statements and should review the risks and uncertainties described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on March 29, 2023 and additional disclosures the Company makes in its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this Current Report on Form 8-K, and except as provided by law the Company expressly disclaims any obligation or undertaking to update forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Investor Presentation dated November 29, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

November 29, 2023	By:	/s/ Jonathan Solomon
		Name:	Jonathan Solomon
		Title:	Chief Executive Officer

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